EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in each of the following Registration Statements of Anixter International Inc. and in the related Prospectuses:

(1)Registration Statement (Form S-8 No. 33-13486) pertaining to the 1987 Key Executive Equity Plan;
(2)Registration Statement (Form S-8 No. 33-38364) pertaining to the 1989 Employee Stock Incentive Plan;
(3)Registration Statement (Form S-8 No. 333-05907) pertaining to the 1996 Stock Incentive Plan;
(4)Registration Statement (Form S-8 No. 333-56935) pertaining to the 1998 Stock Incentive Plan;
(5)Registration Statement (Form S-8 No. 333-103270) pertaining to the 2001 Stock Incentive Plan;
(6)Registration Statement (Form S-8 No. 333-145318) pertaining to the 2006 Stock Incentive Plan;
(7)Registration Statement (Form S-8 No. 333-172505) pertaining to the 2010 Stock Incentive Plan; and,
(8)Registration Statement (Form S-8 No. 333-218347) pertaining to the 2017 Stock Incentive Plan of our reports dated February 20, 2020, with respect to the consolidated financial statements and schedules of Anixter International Inc. and the effectiveness of internal control over financial reporting of Anixter International Inc. included in this Annual Report (Form 10-K) for the fiscal year ended January 3, 2020.

/s/ Ernst & Young LLP

Chicago, Illinois
February 20, 2020